Exhibit 3.67

ARTICLE OF INCORPORATION OF YAMPA MINING CO. –––oo0oo––

FIRST: The name of the corporation is YAMPA MINING CO.

SECOND: The principal office in the State of Nevada is located at One East First Street, in the city of Reno, County of Washoe. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

THIRD: The nature of the business, or the objects or purposes proposed to be transacted, promoted or carried on by the corporation shall be to engage in any lawful activity specifically including, but not limited to, the following:

(a) To mine coal and other minerals or mineral products, and to acquire, purchase, lease, option, own, sell and mortgage coal lands, or supposed coal lands or mineral estates; to prospect for coal, and generally to buy, sell, handle, and deal in the market coal of all kinds; to purchase, acquire, construct, manufacture and contract all kinds of machinery, buildings, cars, railways and appliances for mining and marketing coal.

(b) To build and construct all types and kinds of buildings, improvements, plants, houses, works and construction projects of whatsoever kind and nature; to perform engineering and architectural works, including the preparation of plans and specifications, and inspect work acting as consulting and superintending engineers and architects; to supervise construction acting as construction manager.

(c) To acquire, by purchase, lease, exchange or otherwise hold, use, develop, mortgage or otherwise encumber, lease, sell, exchange or otherwise dispose of, real and personal property of every kind and character or any right or interest therein.

(d) To enter into, make, perform and carry out contracts of every sort and kind which may be necessary or convenient for the business of this corporation with any person, firm, corporation, private, public or municipal, body politic, any state, territory, or municipality of the United States or any foreign government, colony or body politic.

(e) To promote, aid and assist, financially or otherwise, corporations, copartnerships, joint ventures, joint stock companies, syndicates, trustees, associations and individuals to the extent legally permissible to a corporation organized under the laws of the State of Nevada, and to a like extent to endorse or underwrite the shares, bonds, debentures, notes, securities or other obligations or undertakings of any corporation, copartnership, joint venture, joint stock company, association, syndicate, trustee or individual, and to quarantee or become surety for the payment of any dividends on shares, or the principal or interest upon bonds, notes, debentures or other obligations of, or the performance of any contract by, any corporation, copartnership, joint venture, joint stock company, association, syndicate, trustee or individual.

(f) To acquire by purchase, subscription or otherwise

hold, mortgage, pledge, sell, assign, transfer, exchange or otherwise dispose of shares of the stock of, or voting trust certificates for shares of the stock of, or any bonds or other securities, evidences of indebtedness or obligations created by, any other corporation or corporations organized under the laws of the State of Nevada or of any other state, or of any country, nation or government, and to pay therefore, in whole or in part, with cash or other property, or with shares, bonds or other obligations of this corporation, and, while the owner or holder of any such shares, or voting trust certificates for shares, bonds or other securities or evidences of indebtedness, or obligations of any such other corporation or corporations to possess and exercise in respect thereof all the powers, rights and privileges of ownership, including the right to vote thereon and to consent in respect thereof for any and all purposes.

(g) To acquire the whole, or any part of, or any interest in the good will rights, assets and business of any person, firm, association or corporation heretofore or hereafter engaged in a business or enterprise in which this corporation may lawfully engage, and to hold, utilize, and in any manner dispose of the whole or any part of the rights and business so acquired, and to conduct in any lawful manner the whole or any part of the business thus acquired.

(h) To become a member of any partnership or joint venture and to enter into any lawful arrangements for sharing profits and/or losses, union of interest, reciprocal concessions or cooperation with any corporation, association, partnership, joint venture, syndicate, person, governmental, municipal or public authority, domestic or foreign, in the carrying on of any business which this corporation is authorized to carry on, or any business or transaction deemed necessary, convenient or incidental to carrying out any of the purposes of this corporation.

(i) To borrow or raise moneys for any of the purposes of this corporation without limit as to amount and, from time to time, to issue bonds, debentures, notes or other obligations, secured or unsecured, of this corporation for moneys so borrowed, or in payment for property acquired, or for any of the other objects or purposes of this corporation or in connection with its business; to secure such bonds, debentures, notes or other obligations by mortgage or mortgages, or deed or deeds of trust, or pledge or other lien upon any or all of the property, rights, privileges or franchises of this corporation, wheresoever situated, acquired or to be acquired, and to pledge, sell or otherwise dispose of any or all of such bonds, debentures, notes and other obligations of this corporation for its corporate purposes.

(j) To adopt, apply, obtain, register, purchase, lease or otherwise acquire, and to maintain, protect, hold, use, own, exercise, develop, operate and introduce, and to sell, grant licenses or other rights in respect of, assign or otherwise dispose of or turn to account any trademarks, trade names, patents, patent rights, copyrights and distinctive marks and rights analogous thereto, and inventions, improvements, processes, formulae, and the like, including such thereof as may be covered by, used in connection with, or secured or received under, letters patent of the United States of America or elsewhere, which may be deemed capable of use in connection with the business of this corporation, and to acquire, use, exercise or otherwise turn to account licenses in respect of any such trademarks, trade names, patents, patent rights, copyrights, inventions, improvements, processes, formulae, and the like.

(k) To purchase, hold, sell and transfer, shares of its own capital stock; provided it shall not use its funds for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except as permitted by law; and provided, further, that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

(l) To do any and all things necessary or convenient for the accomplishment of the foregoing purposes; to carry on any lawful business whatsoever which the corporation may deem proper or convenient in connection with any of the foregoing purposes or otherwise, or which may be calculated, directly or indirectly, to promote the interests of the corporation or to enhance the value of its property; to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under the same statutes as this corporation.

(m) To conduct its business in any or all of its branches in the State of Nevada and in any or all other states, territories, possessions, colonies, and dependencies of the United States of America, and in the District of Columbia, and in any or all foreign countries, and to have one or more offices within and outside the State of Nevada.

(n) The business or purpose of this corporation is,

from time to time and at any time, to do one or more of the acts and things herein set forth, and to have all the powers, rights and privileges now or hereafter conferred by the laws of the State of Nevada upon corporations organized under the laws of Nevada authorizing the formation of corporations; provided, however, that nothing herein contained shall be deemed to authorize this corporation to construct, hold, maintain or operate in Nevada urban railroads, or interurban or street railways or telephone lines, or to carry on within said state the business of a gas, electric, steam, heat or power company or to carry on within said state any other power utility business.

The objects specified herein shall, except as otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause or paragraph of these articles. The objects, purposes and powers specified in each of the clauses or paragraphs in these articles of incorporation shall be regarded as independent objects, purposes or powers.

The foregoing shall be construed as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the powers now or hereafter conferred on this corporation by the laws of the State of Nevada.

FOURTH: This corporation is authorized to issue only one class of shares of stock; the total number of such shares is Sixty Thousand (60,000); and all such shares of stock are to be One Hundred Dollars ($100.00) par value each.

At all elections of directors, each stockholder shall be entitled to as many votes as shall equal the number of his shares of stock.

FIFTH: The members of the governing board shall be known as “directors” and the number thereof shall not be less than three nor more than fifteen, the exact number to be fixed by the by-laws of the corporation, provided, that the number so fixed by the by-laws may be increased or decreased within the limit above specified from time to time by by-law.

The names and post office addresses of the first board of directors are as follows:

Name	Address

E. M. Armstrong	One Morrison-Knudsen Plaza Boise, Idaho
W. J. Deasy	One Morrison-Knudsen Plaza Boise, Idaho
D. L. Finger	One Morrison-Knudsen Plaza Boise, Idaho

SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall be subject to no further assessment to pay debts of the corporation.

SEVENTH: The names and post office addresses of each of the incorporators signing the articles of incorporation are as follows and they shall be three in number:

Name	Address

J. Dimitriadis	One East First Street Reno, Nevada
V. Miller	One East First Street Reno, Nevada
C. Vaughter	One East First Street Reno, Nevada

EIGHTH: This corporation is to have perpetual existence.

NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

(a) Subject to the by-laws, if any, adopted by the stockholders, to make, alter, amend or repeal by-laws of the corporation.

(b) To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

(c) To determine, from time to time, whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this corporation (other than the stock ledger), or any of them, shall be open to inspection of stockholders, and no stockholder shall have any right of inspecting any account, book or document of this corporation except as conferred by statute, unless authorized by a resolution of the stockholders or directors.

(d) If the by-laws so provide, to designate two or more of its own number to constitute an executive committee, which committee shall for the time being, as provided in said resolution or in the by-laws of the corporation, have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

(e) Pursuant to the affirmative vote of the holders of at least a majority of the stock issued and outstanding, having voting power, given at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to mortgage, sell, lease or exchange all of the property and assets of the corporation including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

This corporation may in its by-laws, confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by the statute.

TENTH: Both stockholders and directors shall have power, if the by-laws so provide, to hold their meetings and to have one or more offices within or without the State of Nevada, and to keep the books of this corporation (subject to the provisions of the statutes), outside of the State of Nevada at such places as may be from time to time designated by the board of directors or in the by-laws of the corporation.

ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute, or by these articles of incorporation, and all rights conferred herein upon stockholders are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the original incorporators hereinbefore named, for the purpose of forming a corporation under the General Corporation Law of the State of Nevada, and the acts amendatory thereof and supplemental thereto, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true.

IN WITNESS WHEREOF, we have hereunto accordingly set our hands and seals to these articles of incorporation this 21st day of December, 1977

INCORPORATORS

(SEAL)

(SEAL)

(SEAL)

STATE OF NEVADA	)
	)	ss
COUNTY OF WASHOE	)

On this 21st day of December before me, a Notary Public, personally appeared , and who severally acknowledged that they executed the above instrument.

Notary Public

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Entity # C5636-1977 Document Number: 20050073159-52
Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)	Date Filed: 3/21/2005 4:12:38 PM In the office of Dean Heller Secretary of State

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:	Yampa Mining Co.

2. The articles have been amended as follows (provide article numbers, if available):

FIRST: The name of the corporation is WGI Global Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: unanimous                                    .*

4. Effective date of filing (optional):
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):
Craig G. Taylor, Secretary

*	if any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.	Nevada Secretary of State [ILLEGIBLE]
Revised no. [ILLEGIBLE]

DEAN HELLER Secretary of State	STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE	CHARLES E. MOORE Securities Administrator
RENEE L. PARKER Chief Deputy Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings
PAMELA RUCKEL Deputy Secretary for Southern Nevada		ELLICK HSU Deputy Secretary for Elections
Certified Copy

March 22, 2005

Job Number:	C20050322-0311
Reference Number:	20050073159-52
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050073159-52	Amendment	1 Pages/1 Copies
20050073159-52	Amendment	1 Pages/1 Copies
20050073159-52	Amendment	1 Pages/1 Copies

Respectfully,

DEAN HELLER Secretary of State
By
Certification Clerk

Commercial Recording Division

200 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-5630

ROSS MILLER Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708
Website: www.nvsos.gov	Filed in the office of	Document Number
20080825854-82
Statement of Change of		Filing Date and Time
Registered Agent	Ross Miller	12/22/2008 10:20 AM
by Represented Entity	Secretary of State	Entity Number
(PURSUANT TO NRS 77.340)	State of Nevada	C5636-1977

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of Entity as currently on file:

WGI Global Inc.

2.	Entity File Number:	C5636-1977

3.	Type of information being changed by this statement: (check only one)

☒	Change of Commercial Registered Agent

☐	Change of Name and Address of Noncommercial Registered Agent

☐	Change of Name, Title of Office or Other Position with Entity to whom service is to be sent and Address of the Business Office of that Person.

4.	Information in effect upon the filing of this statement:

a)	Commercial Registered Agent: (change requires a signed registered agent acceptance)

The Corporation Trust Company of Nevada

Name

b)	Noncommercial Registered Agent: (change requires a signed registered agent acceptance)

Name

Nevada
Street Address	City		Zip Code

Nevada
Mailing Address (If different from street address)	City		Zip Code

c)	Title of Office or Other Position with Entity:

Name of Title or Position

Nevada
Street Address	City		Zip Code
Nevada
Mailing Address (If different from street address)	City		Zip Code

X

5.	Signature of Represented Entity:		12/09/2008
		Authorized Signature Jennifer Shanders-Vice President	Date

6.	I hereby accept appointment as Registered Agent for the above named Entity.

X	Megan G. Ware Assistant Secretary
12/09/2008

Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity		Date
Megan Ware Assistant Secretary
FEE: $60.00

Nevada Secretary of State Form RA Change by Entity
This form must be accompanied by appropriate fees.	Effective 7-1-08

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